Exhibit 99.1

Bloom Energy Appoints Jim Snabe to Board of Directors

•	Global Technology Leader to Drive Bloom’s Expansion Worldwide as Company Scales Fuel Cell Technology at AI Speed

•	Recognized Innovator and Advisor to Global Corporations and Governments will Further Strengthen Bloom’s Mission

SAN JOSE, Calif. – August 6, 2025 – Bloom Energy (NYSE: BE), a global leader in power solutions, today announced that technology industry veteran and trusted advisor to businesses and governments, Jim Hagemann Snabe, has joined the Bloom Energy Board of Directors. Snabe brings decades of experience scaling global enterprises, positioning Bloom to accelerate its growth worldwide.

Jim Snabe’s distinguished career spans more than three decades in the information technology and industrial sectors. He served as co-CEO of SAP, a global leader in enterprise applications and business AI, where he drove significant global growth. He is the current Chairman of Siemens AG. He was previously Vice Chair of Allianz SE and Chair of A.P. Møller - Mærsk, where he advanced digital transformation and sustainability initiatives. Jim serves on the Board of Temasek and the Board of Trustees at the World Economic Forum and is an advisor to Deutsche Bank. Mr. Snabe also serves on the Board of Directors at C3 AI.

“I am delighted to welcome Jim Snabe to our Board of Directors,” said KR Sridhar, Founder, Chairman and CEO of Bloom Energy. “Jim’s proven success in scaling global enterprises at SAP, Maersk, and Siemens will be invaluable in our drive to bring clean, reliable, and affordable power to businesses and communities worldwide. His strategic vision and innovation expertise will help accelerate Bloom’s leadership in the global energy transition. All of us at Bloom are excited that Jim is joining us in our mission to create energy abundance for all.”

Jeffrey Immelt, lead independent director of Bloom Energy and former Chairman and CEO of GE, said: “We welcome Jim to the Bloom Energy board. He brings a lifetime of experience in energy markets, global development, leadership and innovation. Jim is smart, tough-minded and strategic. He will be great for our team, our customers and our investors. We look forward to learning from Jim.”

“I’m excited to join Bloom Energy’s board at a time when the market urgently needs scalable energy solutions,” said Jim Snabe. “Bloom’s technology is uniquely positioned to meet the growing demand for reliable, affordable and sustainable energy.”

About Bloom Energy

Bloom Energy empowers enterprises to meet soaring energy demands and responsibly take charge of their power needs. The company’s fuel cell system provides ultra-resilient, highly scalable onsite electricity generation for Fortune 500 companies around the world, including data centers, semiconductor manufacturing, large utilities, and other commercial and industrial sectors. Headquartered in Silicon Valley, Bloom Energy has deployed 1.5 GW of low-carbon power across more than 1,200 installations globally. For more information, visit www.BloomEnergy.com.

Forward Looking Statements

This press release contains certain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or the negative of these words or similar terms or expressions that concern Bloom’s expectations, strategy, priorities, plans or intentions. These forward-looking statements include, but are not limited to, Bloom’s leadership role in the energy transition, the ability of Bloom’s technology to meet the energy demand needs, expectations regarding the growth of onsite power generation and distributed power, the pace of deployment, the ability for fuel cells to scale, and the cost efficiency of fuel cells. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including, but not limited to, risks and uncertainties detailed in Bloom’s SEC filings. More information on potential risks and uncertainties that may impact Bloom’s business are set forth in Bloom’s periodic reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025, as well as subsequent reports filed with or furnished to the SEC. Bloom assumes no obligation to, and does not intend to, update any such forward-looking statements.

Media
Bloom Energy – Katja Gagen (press@bloomenergy.com)

Investors
Bloom Energy – Michael Tierney (investor@bloomenergy.com)